Exhibit (h)

OFS CAPITAL CORPORATION

[ ¡ ] Shares of Common Stock

UNDERWRITING AGREEMENT

                        , 2012

Morgan Stanley & Co. LLC

UBS Securities LLC

Barclays Capital Inc.

    as Representatives of the several Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171

Dear Sirs:

OFS Capital Corporation, a Delaware corporation (the “Company”), OFS Capital Management, LLC, a Delaware limited liability company (the “Advisor”), and OFS Capital Services, LLC, a Delaware limited liability company (the “Administrator”), confirm their agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Morgan Stanley & Co. LLC, UBS Securities LLC and Barclays Capital Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company of             shares (the “Initial Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of Initial Shares set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 1(b) hereof to purchase all or any part of an aggregate of             additional shares of Common Stock (the “Option Shares”). The Initial Shares to be purchased by the Underwriters and all or any part of the Option Shares subject to the option described in Section 1(b) hereof are hereinafter called, collectively, the “Shares.” As part of the offering contemplated by this Underwriting Agreement (the “Agreement”), the Underwriters agree to reserve out of the Initial Shares purchased by them under this Agreement up to             shares of Common Stock for sale to certain investors with whom the Company or its affiliates have an existing relationship, as set forth in the Prospectus (as defined herein) under the heading “Underwriting” (the “Selected Share Program”). The Initial Shares to be sold by the Underwriters pursuant to the Selected Share Program (the “Selected Shares”) will be sold by the Underwriters pursuant to this Agreement at the public offering price. Any Selected Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after the Agreement has been executed and delivered.

On April 29, 2010, the Company filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-166363), including a related preliminary prospectus, for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). Such registration statement, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time or any Option Closing Time, as applicable (in each case as defined below), such registration statement as so amended) and including all information deemed to be a part of the registration statement pursuant to incorporation by reference, Rule 430A of the Securities Act Regulations or otherwise, is hereinafter called the “Registration Statement.” The Company has prepared and filed such amendments to the Registration Statement and such amendments or supplements to the related preliminary prospectus as may have been required to the date hereof, and will file such additional amendments or supplements as may hereafter be required hereunder. The Registration Statement has been declared effective under the Securities Act by the Commission. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement. The preliminary prospectus included in the Registration Statement, as amended or supplemented at the time the Registration Statement was declared effective by the Commission under the Securities Act, and any preliminary form of prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 497 of the Securities Act Regulations, is hereinafter called the “Preliminary Prospectus.” The term “Prospectus” means the final prospectus as first filed with the Commission pursuant to Rule 497 of the Securities Act Regulations, and any amendments thereof or supplements thereto.

On April 29, 2010, the Company filed a Form N-6F Notice of Intent to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 (File No. 814-00813) (the “Notification of Intent”) with the Commission under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “1940 Act”), pursuant to which the Company notified the Commission that it intends to elect to be treated as a business development company (“BDC”). On each of July 27, 2010, October 25, 2010, January 21, 2011, April 20, 2011, July 19, 2011, October 14, 2011 and March 28, 2012, the Company filed an amendment to the Notification of Intent.

On [ ¡ ], 2012, OFS Capital, LLC, a Delaware limited liability company (the “LLC”), filed a certificate of conversion with the Secretary of State of the State of Delaware in accordance with Section 265 of the General Corporation Law of the State of

Delaware, as amended, and Section 18-216 of the Delaware Limited Liability Company Act, as amended, and otherwise completed all action necessary for the conversion of the LLC from a limited liability company to a corporation, the Company. At such time, the membership interests of the LLC were converted into shares of Common Stock of the Company (the “BDC Conversion”). For purposes of this Agreement, unless the context otherwise requires, references to the Company shall be deemed to include the LLC for periods prior to the consummation of the BDC Conversion.

On [ ¡ ], 2012, the Company filed a Form N-54A Notification of Election to be subject to Sections 55 through 65 of the 1940 Act (File No. 814-00813) (the “Notification of Election”) with the Commission under the 1940 Act, pursuant to which the Company elected to be treated as a BDC. The Company intends to elect to be treated as a regulated investment company (“RIC”) within the meaning of Section 851(a) of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with its first taxable year that it is treated as a corporation for Federal income tax purposes.

The Company has entered into an investment advisory agreement, dated as of [ ¡ ], 2012, with the Advisor (the “Investment Advisory Agreement”). The Company has entered into an administrative agreement, dated as of [ ¡ ], 2012, with the Administrator (the “Administration Agreement”). The Company has entered into a license agreement, dated as of [ ¡ ], 2012, with Orchard First Source Asset Management, LLC, under which the Advisor is a third-party beneficiary (the “License Agreement” and, collectively with the Administration Agreement and Investment Advisory Agreement, the “Company Agreements”). In addition, the Company has adopted a dividend reinvestment plan (the “Dividend Reinvestment Plan”) pursuant to which holders of the Common Stock shall have their dividends automatically reinvested in additional shares of Common Stock unless they elect to receive such dividends in cash.

The Advisor has entered into a staffing agreement, dated as of [ ¡ ], 2012, with Orchard First Source Capital, Inc. (“OFSC”) (the “Staffing Agreement”).

The Company and the Underwriters agree as follows:

1. Sale and Purchase:

(a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, and subject to Section 1(c), at the purchase price per share of Common Stock of $            , the Company agrees to sell to the Underwriters, severally and not jointly, the number of Initial Shares set forth in Schedule I opposite their respective names, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Common Stock set forth in paragraph (a) above, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Shares, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part within such 30-day period. Such option shall be exercised upon written notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment for and delivery of such Option Shares. Any such time and date of delivery and payment (an “Option Closing Time”) shall be determined by the Representatives, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of such option, nor in any event prior to the Closing Time (as defined below). If the option is exercised as to all or any portion of the Option Shares, the Company will sell that number of Option Shares then being purchased and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Selected Shares. Notwithstanding the provisions of Section 1(a), the Underwriters agree to purchase from the Company at the public offering price those Initial Shares that constitute Selected Shares.

2. Payment and Delivery:

(a) Initial Shares. The Initial Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request in writing at least 48 hours’ prior to the Closing Time, shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company at least 48 hours’ prior to the Closing Time. The Company will cause the certificates representing the Initial Shares to be made available for checking and packaging not later than 1:00 p.m., New York City time, on the business day prior to the Closing Time (as defined below) with respect thereto at the office of UBS Securities LLC, 299 Park Avenue, New York, New York 10171, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if the determination of the purchase price of the Initial Shares occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representatives and the Company). The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”

(b) Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request in writing at least 48 hours’ prior to each Option Closing Time (if any), shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company at least 48 hours’ prior to each Option Closing Time (if any). The Company will cause the certificates representing the Option Shares to be made available for checking and packaging not later than 1:00 p.m., New York City time, on the business day prior to the Option Closing Time with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representatives may agree upon in writing.

3. Representations and Warranties of the Company, the Advisor and the Administrator:

The Company represents and warrants to and agrees with, and the Advisor and the Administrator, jointly and severally, represent and warrant to and agree with, each Underwriter as of the date hereof, the Initial Sale Time (as defined below), as of the Closing Time and as of any Option Closing Time (if any), that:

(a) the Company has prepared and filed with the Commission the Registration Statement, including the Preliminary Prospectus, for registration under the Securities Act of the offering and sale of the Shares. The Company may have filed, as part of an amendment to the Registration Statement or pursuant to Rule 497, one or more amendments thereto, including a related Preliminary Prospectus. The Notification of Intent was initially filed with the Commission on April 29, 2010, and subsequently amended on each of July 27, 2010, October 25, 2010, January 21, 2011, April 20, 2011, July 19, 2011, October 14, 2011 and March 28, 2012, under the 1940 Act. The Notification of Election was filed with the Commission on [ ¡ ], 2012 under the 1940 Act. The Company will file with the Commission a final prospectus related to the Shares in accordance with Rule 497 of the Securities Act Regulations. As filed, such final prospectus shall, except to the extent the Representatives shall consent in writing to a modification (such consent not to be unreasonably withheld or delayed), be in all substantive respects in the form furnished to you prior to the Closing Time or, to the extent not completed at the Closing Time, shall contain only such specific additional information and other changes (beyond that contained in the Preliminary Prospectus included in the Registration Statement, as amended or supplemented at the time the Registration Statement was declared effective) as the Company has advised you, prior to the Closing Time, will be included or made therein;

(b) the Company has an authorized capitalization as set forth in both the Preliminary Prospectus and the Prospectus under the caption “Capitalization,” at the date indicated, as of the Initial Sale Time (as defined below), at the Closing Time, and each Option Closing Time (if any); all of the issued and outstanding shares of capital stock of the Company and each Subsidiary (as defined below) have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right, resale right, right of first refusal or other similar right of stockholders arising by operation of law, under the certificate of incorporation, bylaws, or other governing document (collectively, the “Charter Documents”) of the Company or such Subsidiary, as applicable, under any agreement to which the Company or such Subsidiary, as applicable, is a party or otherwise; except as disclosed in both the Preliminary Prospectus and the Prospectus, all of the capital stock, partnership interests or membership interests of any of the Company’s subsidiaries, as such term is defined under the Securities Act (each such entity a “Subsidiary” and collectively, the “Subsidiaries”), are directly or indirectly owned of record and beneficially by the Company, free and clear of all liens, encumbrances, equities or claims; except as disclosed in both the Preliminary Prospectus and Prospectus, there are no outstanding (x) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or capital stock, partnership interests or membership interests of any such Subsidiary, (y) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock, partnership interest, or membership interest or any such convertible or exchangeable securities or obligations, or (z) obligations of the Company or any such Subsidiary to issue or sell any shares of capital stock, partnership interest, or membership interest, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

(c) the Company is a Delaware corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus and to execute and deliver this Agreement, and to consummate the transactions contemplated herein;

(d) each Subsidiary is a legal entity duly organized and validly existing and in good standing under the laws of its respective jurisdiction of organization, with requisite power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus;

(e) each of the Company and the Subsidiaries is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its respective business, or in which it owns or leases real property or otherwise maintains an office, and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed would reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or a “Material Adverse Change”); except as disclosed in both the Preliminary Prospectus and the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock, partnership interests or membership interests or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than as disclosed in both the Preliminary Prospectus and the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

(f) the Company, subject to the filing of the Prospectus under Rule 497 of the Securities Act Regulations, has taken all required action under the Securities Act and the 1940 Act to make the public offering and consummate the sale of the Shares as contemplated by this Agreement;

(g) the Company and the Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates;

(h) neither the Company nor any Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), its respective Charter Documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound or affected, except for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(i) the execution, delivery and performance by the Company of this Agreement and the Company Agreements, and the issuance, sale and delivery of the Shares by the Company, the Company’s use of the proceeds from the sale of the Shares as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, the adoption of the Dividend Reinvestment Plan and the consummation by the Company of the transactions contemplated by this Agreement and the Company Agreements, and compliance by the Company with the terms and provisions hereunder and thereunder, will not: (i) conflict with, or result in any breach of, or constitute a default under (or constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the Charter Documents of the Company or any Subsidiary, (B) any provision of any contract, license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation, rule, decree, judgment or order (each a “Legal Requirement”) issued by the U.S. government or any state, local or foreign government, court, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, of competent jurisdiction (each a “Governmental Authority”) applicable to the Company or any Subsidiary, except in the case of clauses (B) or (C) for such conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any material property or asset of the Company or any Subsidiary;

(j) this Agreement and each of the Company Agreements have been duly authorized, executed and delivered by the Company and will constitute legal, valid and binding agreements of the Company enforceable in accordance with their respective terms, except, in each case, as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 10 hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(k) this Agreement and each of the Company Agreements complies in all material respects with all applicable provisions of the 1940 Act, the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”) and each of the Company’s board of directors and sole initial shareholder have approved the Investment Advisory Agreement as required by Section 15(c) of the 1940 Act. The operations of the Company and each of the Subsidiaries, as described in the Preliminary Prospectus and the Prospectus, are, and at all times through the Closing Time or any Option Closing Time, as applicable, will be, in compliance in all material respects with the provisions of the 1940 Act applicable to BDCs. The provisions of the Charter Documents and the investment objective, policies and restrictions described in the Preliminary Prospectus and the Prospectus, assuming they are implemented as so described, comply, and at all times through the Closing Time or any Option Closing Time, as applicable, will comply in all material respects with the applicable requirements of the 1940 Act, and the provisions of the organizational documents of each of the Subsidiaries and the operations of each of the Subsidiaries as described in both the Preliminary Prospectus and the Prospectus do not and will not cause the Company to be in violation of, in any material respect, the requirements of the 1940 Act. The terms of the Investment Advisory Agreement, including compensation terms, comply with the provisions of Sections 15(a) and 15(c) of the 1940 Act and Section 205 of the Advisers Act, each as applicable to BDCs;

(l) except as disclosed in the Preliminary Prospectus and the Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any Underwriter listed in Schedule I hereto;

(m) no (i) approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, (ii) authorization, approval, vote or other consent of any holder of securities of the Company or any creditor of the Company, or (iii) waiver or consent under any material agreement is required in connection with the Company’s execution, delivery and performance of this Agreement or the Company Agreements, its consummation of the transactions contemplated by this Agreement, and its sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the 1940 Act, the Advisers Act and the rules and regulations of FINRA, (B) such approvals as have been obtained in connection with the approval of the listing of the Shares on The Nasdaq Global Market, subject to official notice of issuance, and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

(n) except as disclosed in the Preliminary Prospectus and the Prospectus, each of the Company and the Subsidiaries has all necessary licenses, permits, authorizations, accreditations, certifications, consents and approvals and has made all necessary filings required under any Legal Requirement, and has obtained all necessary licenses, permits, authorizations, accreditations, certifications, consents and approvals from other persons required in order to conduct their respective businesses as described in both the Preliminary Prospectus and the Prospectus, except to the extent that any failure to have any such licenses, permits, authorizations, accreditations, certifications, consents or approvals to make any such filings or to obtain any such licenses, permits, authorizations, accreditations, certifications, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received any notice regarding a possible violation of, default under, or revocation of, any such license, permit, authorization, accreditation, certification, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would reasonably be expected to have a Material Adverse Change; and no such license, permit, authorization, accreditation, certification, consent or approval contains a materially burdensome restriction that is not adequately disclosed in both the Preliminary Prospectus and the Prospectus;

(o) the Registration Statement has been declared effective by the Commission and any Rule 462(b) Registration Statement will have become effective upon filing, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued by the Commission and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information;

(p) the Preliminary Prospectus when filed and the Registration Statement as of each effective date and as of the date hereof complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will comply, in all material respects with the requirements of the Securities Act, the Securities Act Regulations and the 1940 Act, each as applicable to BDCs; the conditions to the use of Form N-2 in connection with this offering and sale of the Shares as contemplated hereby have been satisfied;

(q) the Preliminary Prospectus when filed and the Registration Statement as of its effective date and as of the date hereof did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus or any amendments thereof or supplements thereto will not, as of the applicable filing date, the date hereof and at the Closing Time and at each Option Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in each case the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 10(b) hereof);

(r) as of             :00 p.m. (New York City time) on the date of this Agreement (the “Initial Sale Time”), the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time, and the information set forth in Schedule II hereto, when taken together as a whole, did not, and as of the Closing Time and each Option Closing Time (if any) the Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in each case the Company makes no warranty or representation with respect to any statement contained in or omitted from the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time, or the Prospectus, in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 10(b) hereof);

(s) in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act; the

Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and, prior to the later to occur of (i) the Closing Time and (ii) any Option Closing Time, will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Shares other than (A) the Registration Statement, the Preliminary Prospectus and the Prospectus, and any amendment or supplement to any of the foregoing, (B) such materials as may be approved by the Representatives and filed with the Commission in accordance with Rule 482 of the Securities Act Regulations, (C) a Canadian “wrap-around” (the “Canadian Wrapper”) prepared solely for use in distribution of the Preliminary Prospectus and the Prospectus to Canadian persons and (D) filings made under the Exchange Act following the Closing Time. All other promotional materials (including “road show slides” or “road show scripts”) prepared by the Company, the LLC, the Advisor or the Administrator for use in connection with the offering and sale of the Shares (collectively, “Roadshow Material”) was used in accordance with Section 5(w). Each of the Roadshow Material and the Canadian Wrapper is not inconsistent with the Registration Statement, the Preliminary Prospectus and the Prospectus, and when taken together with the Preliminary Prospectus and the information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Securities Act Regulations, at the Initial Sale Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(t) the Preliminary Prospectus and the Prospectus delivered or to be delivered to the Underwriters for use in connection with the public offering of the Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(u) there are no actions, suits, arbitrations, claims, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any of their respective properties or, to the Company’s knowledge, directors, officers or affiliates, at law or in equity, or before or by any Governmental Authority, which would reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect;

(v) the financial statements, including the notes thereto, included in each of the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved (except as otherwise noted therein and in accordance with Regulation S-X promulgated by the Commission); the financial statement schedules, if any, included in the Registration Statement and the amounts in both the Preliminary Prospectus and the Prospectus under the caption “Selected Financial and Other Information” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement, Preliminary Prospectus or the Prospectus; the unaudited pro forma condensed combined financial statements, including the notes thereto, included in the Registration Statement, the Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information shown therein and such information fairly presents with respect to the Company and the Subsidiaries, on a pro forma basis, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; and no other pro forma financial information is required to be included in the Registration Statement, the Preliminary Prospectus and the Prospectus under the Securities Act Regulations;

(w) McGladrey & Pullen LLP, whose reports on the consolidated financial statements of the Company and the consolidated Subsidiaries are filed with the Commission as part of each of the Registration Statement, the Preliminary Prospectus and the Prospectus, are, and were during the periods covered by such reports, independent public accountants within the meaning of, and as required by, the Securities Act, the Securities Act Regulations and the 1940 Act and are registered with the Public Company Accounting Oversight Board;

(x) subsequent to the respective dates as of which information is given in each of the Registration Statement, the Preliminary Prospectus and the Prospectus, and except as may be otherwise stated in such documents, there has not been (i) any event, circumstance or change that has had, or would reasonably be expected to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any Subsidiary, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary, other than in the ordinary course of business, which would reasonably be expected to have a Material Adverse Effect, or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or any purchase by the Company of any of its outstanding capital stock;

(y) the Company’s and its Subsidiaries’ current business operations and investments are in compliance in all material respects with the provisions of the 1940 Act applicable to BDCs and, after giving effect to the issuance and sale of the Initial Shares and the Option Shares, will be in compliance in all material respects with the 1940 Act;

(z) the capital stock of the Company, including the Shares, and this Agreement, conform in all material respects to the descriptions thereof contained in the Registration Statement, the Preliminary Prospectus and the Prospectus;

(aa) except as disclosed in both the Preliminary Prospectus and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement, all of which registration or similar rights are fairly summarized in both the Preliminary Prospectus and the Prospectus;

(bb) the Shares have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the Charter Documents of the Company, or under any agreement to which the Company is a party or otherwise;

(cc) the Shares have been approved for listing on The Nasdaq Global Market, subject to official notice of issuance, and the Company has taken all necessary actions to ensure that, upon the approval of The Nasdaq Global Market of the Shares for listing, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are currently in effect;

(dd) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(ee) none of the Company, any of its Subsidiaries or any of their respective affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association or affiliation with (within the meaning of Article I of the By-laws of FINRA) any member firm of FINRA;

(ff) any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby;

(gg) the form of the certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements and with any applicable requirements of the Charter Documents of the Company and the requirements of The Nasdaq Global Market;

(hh) the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;

(ii) the descriptions in each of the Registration Statement, the Preliminary Prospectus and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be described therein by the Securities Act and the Securities Act Regulations, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in each of the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act or the Securities Act Regulations; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in both the Preliminary Prospectus and the Prospectus are legal, valid and binding obligations of the Company or such Subsidiary, enforceable against the Company or such Subsidiary, as applicable, in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles;

(jj) the statements in the Registration Statement, the Preliminary Prospectus and the Prospectus under the headings “Summary – Operating and Regulatory Structure,” “Summary – Conflicts of Interest,” “The BDC Conversion,” “Management and Other Agreements,” “Regulation,” Dividend Reinvestment Plan,” “Material U.S. Federal Income Tax Considerations,” “Description of Our Capital Stock” and “Shares Eligible for Future Sale,” and “Underwriting” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate in all material respects.

(kk) each of the Company and the Subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively “Intellectual Property”), as are necessary to entitle the

Company and each Subsidiary to conduct the Company’s or such Subsidiary’s business described in both the Preliminary Prospectus and the Prospectus, except where the failure to own, license or have such right would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such Subsidiary has received written notice of any infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property which would reasonably be expected to have a Material Adverse Effect;

(ll) (x) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities to allow timely decisions regarding such disclosures, and (ii) are effective to perform the function for which they were established; and (y) to the knowledge of the Company, there is no (i) significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information to management and the Company’s board of directors, or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(mm) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the 1940 Act and the Code; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States to calculate net asset value, to maintain asset accountability and to maintain compliance in all material respects with books and records requirements under the 1940 Act; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(nn) except as otherwise disclosed in each of the Registration Statement, the Preliminary Prospectus and the Prospectus, neither the Company nor any Subsidiary has any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other similar relationships with unconsolidated entities or other persons;

(oo) each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or has obtained extensions of time from the relevant taxing authority for filing any return that has not been filed (and such extension of time has not expired) and have paid all taxes shown as due thereon except for any tax that is being contested in good faith and that is adequately provided for on the respective books of such entities; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect; and all tax liabilities are adequately provided for on the respective books of such entities;

(pp) each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Company or its business, assets, employees, officers and directors, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 under the 1940 Act, are in full force and effect; the Company is in compliance with the terms of such policies and fidelity bond in all material respects; and there are no claims by the Company under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus and the Prospectus;

(qq) neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any law, rule, regulation, order, decree or judgment applicable to its business, including those relating to transactions with affiliates, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(rr) none of the Company, any of its Subsidiaries, the Advisor, the Administrator or, to the knowledge of the Company, the Advisor or the Administrator, any officer, director, agent or employee purporting to act on behalf of the Company, any Subsidiary, the Advisor or the Administrator, has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), (iii) engaged in any transactions or maintained any bank account on behalf of the Company or a Subsidiary or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and each Subsidiary, (iv) violated any provision of the FCPA, or (v) made any other unlawful payment;

(ss) except as disclosed in the Preliminary Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of a Representative and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of a Representative;

(tt) except as otherwise disclosed in both the Preliminary Prospectus and the Prospectus, there are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers, directors or affiliates of the Company or any Subsidiary or any of the members of the families of any of them;

(uu) all securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been or will be issued and sold in compliance with (i) all applicable federal, state foreign and local securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of The Nasdaq Global Market;

(vv) the Company has duly authorized, executed and delivered any agreements pursuant to which it made the investments described in the Preliminary Prospectus and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company Agreement”) with corporations or other entities (each a “Portfolio Company”). Except as otherwise disclosed in the Preliminary Prospectus and the Prospectus, and to the Company’s knowledge, each Portfolio Company is current, in all material respects, with all its obligations under the applicable Portfolio Company Agreements, and no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to have a Material Adverse Effect;

(ww) the Company has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Company, including policies and procedures that provide oversight of compliance by each investment advisor, administrator and transfer agent of the Company;

(xx) the Company is not, and after giving effect to the offering and sale of Shares and the application of the proceeds thereof as described in the Registration Statement, the Preliminary Prospectus and the Prospectus will not be, required to register as an “investment company” as defined in the 1940 Act;

(yy) any statistical and market-related data included in the Registration Statement, the Preliminary Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(zz) except with respect to the Underwriters, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby;

(aaa) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Preliminary Prospectus and the Prospectus and which is not so described;

(bbb) as of the date hereof, the Company and the Subsidiaries do not have, and, at the Closing Time, the Company and the Subsidiaries will not have, any employees; to the knowledge of the Company, the Advisor and the Administrator, there are no existing or threatened labor disputes with the employees of OFSC which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company, the Advisor or the Administrator is aware of any plans of any executive, key employee or significant group of employees of OFSC to terminate their employment;

(ccc) the Company, the Subsidiaries and their respective officers and directors, in their capacities as such, are, and at the Closing Time and any Option Closing Time (if any) will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder with which any of them is required to comply;

(ddd) when the Notification of Election and any amendment or supplement thereto were each filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act, as applicable to BDCs, and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; the Company has not filed with the Commission any notice of withdrawal of the Notification of Election pursuant to Section 54(c) of the 1940 Act; the Notification of Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission; no person is serving or acting as an officer, director or investment advisor of the Company except in accordance with the applicable provisions of the 1940 Act and the Advisers Act;

(eee) as of the Closing Time, the Company will be in compliance with the requirements of Subchapter M of the Code necessary to qualify as a RIC; the Company intends to direct the investment of the net proceeds of the offering of the Shares and to continue to conduct its activities in such a manner as to continue to comply with the requirements for qualification and taxation as a RIC under Subchapter M of the Code; the Company intends to be treated as a RIC under Subchapter M of the Code for its taxable year ending December 31, 2012;

(fff) The BDC Conversion has been consummated in a manner consistent in all material respects with the description thereof in both the Preliminary Prospectus and the Prospectus;

(ggg) none of the Company, any of its Subsidiaries, the Advisor or the Administrator or, to the Company’s knowledge, any affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company or any Subsidiary, the Advisor or the Administrator is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and neither the Company nor any of its Subsidiaries will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any entity, partner or joint venturer or other person or entity for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC; and

(hhh) the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, the Bank Secrecy Act, as amended, the United and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, and any other money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), except for any such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

4. Representations and Warranties of the Advisor and the Administrator:

The Advisor and the Administrator, jointly and severally, represent and warrant to, and agree with, each Underwriter as follows:

(a) the Advisor is a limited liability company duly formed and is validly existing in good standing under the laws of the state of Delaware, with the requisite limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. The Administrator is a limited liability company duly formed and is validly existing in good standing under the laws of the state of Delaware, with the requisite limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect;

(b) the Advisor is duly registered with the Commission as an investment adviser under the Advisers Act and is registered with the appropriate state authority in all states in which it needs to be registered; the Advisor is not prohibited by the Advisers Act, the 1940 Act or any state statute from acting under the Investment Advisory Agreement, as contemplated by the Preliminary Prospectus and the Prospectus; there does not exist any proceeding, or to the Advisor’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might materially and adversely affect the registration of the Advisor with the Commission or any applicable state regulatory authority;

(c) the Advisor has or had the requisite limited liability company power and authority to enter into this Agreement, the Investment Advisory Agreement and the Staffing Agreement and to accept the benefits under the License Agreement, and the Administrator had the requisite limited liability company power and authority to enter into this Agreement and the Administration Agreement; the execution and delivery of, and the performance by the Advisor of its obligations under, this Agreement, the Investment Advisory Agreement and the License Agreement have been duly and validly authorized by the Advisor, and the execution and delivery of, and the performance by the Administrator of its obligations under this Agreement and the Administration Agreement have been duly and validly authorized by the Administrator; and this Agreement, the Investment Advisory Agreement and the License Agreement have been duly executed and delivered by the Advisor and this Agreement and the Administration Agreement have been duly executed and delivered by the Administrator, and each such agreement constitutes the valid and legally binding agreement of the Advisor or Administrator, as applicable, enforceable against the Advisor or Administrator in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Advisor’s obligations hereunder and thereunder, and the Administrator’s obligations hereunder and thereunder, may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

(d) each of the Advisor and Administrator has the financial, human and other resources available to it necessary for the performance of its services and obligations as contemplated in the Preliminary Prospectus and the Prospectus and under this Agreement and the Company Agreements, as applicable;

(e) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving each of the Advisor or the Administrator or their property is pending or, to the knowledge of the Advisor and the Administrator, threatened that (i) is required to be described in the Preliminary Prospectus and the Prospectus that is not so described as required, (ii) would reasonably be expected to have a material adverse effect on the ability of the Advisor or the

Administrator, as the case may be, to fulfill its obligations hereunder or under the Investment Advisory Agreement, the License Agreement or the Administration Agreement, as applicable, or (iii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Advisor or the Administrator, whether or not arising from transactions in the ordinary course of business (an “Advisor/Administrator Material Adverse Effect”), except as set forth in or contemplated in the Preliminary Prospectus and the Prospectus;

(f) neither the Advisor nor the Administrator is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), its respective Charter Documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Advisor or the Administrator is a party or by which any of them or their respective properties is bound or affected, except for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have an Advisor/Administrator Material Adverse Effect;

(g) since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, except as otherwise stated therein, (i) there has been no event, circumstance or change that has had, or would reasonably be expected to have an Advisor/Administrator Material Adverse Effect; and (ii) there have been no transactions entered into by the Advisor or Administrator, which are material to the Advisor or Administrator, as the case may be, other than those in the ordinary course of its business as described in the Preliminary Prospectus and the Prospectus;

(h) each of the Advisor and the Administrator possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business in the manner described in the Preliminary Prospectus and the Prospectus, and neither of the Advisor nor the Administrator has received any notice of proceedings relating to the revocation or modification thereof, except where the failure to possess any such licenses, certificates, permits or other authorizations, or the revocation or modification thereof, would not, individually or in the aggregate, reasonably be expected to have an Advisor/Administrator Material Adverse Effect and would not reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement;

(i) there are no actions, suits, arbitrations, claims, proceedings, inquiries or investigations pending or, to the knowledge of the Advisor or the Administrator, threatened against the Advisor or the Administrator, or any of their respective properties, or to the knowledge of the Advisor or the Administrator, their respective directors, officers or affiliates, at law or in equity, or before or by any Governmental Authority, in each case which would reasonably be expected to result in a judgment, decree, award or order having an Advisor/Administrator Material Adverse Effect;

(j) each of the Advisor and the Administrator owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively “Advisor/Administrator Intellectual Property”), as are necessary to entitle the Advisor and the Administrator to conduct the Advisor’s and the Administrator’s business described in both the Preliminary Prospectus and the Prospectus, except where the failure to own, license or have such right would not reasonably be expected to have an Advisor/Administrator Material Adverse Effect; and neither the Advisor nor the Administrator has received written notice of any infringement of or conflict with (and neither the Advisor nor the Administrator knows of any such infringement of or conflict with) asserted rights of others with respect to any Advisor/Administrator Intellectual Property which would reasonably be expected to have an Advisor/Administrator Material Adverse Effect;

(k) no (i) approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, (ii) authorization, approval, vote or other consent of any holder of securities of the Advisor or the Administrator or any creditor of the Advisor or the Administrator, or (iii) waiver or consent under any material agreement is required in connection with the Advisor’s and the Administrator’s execution, delivery and performance of this Agreement or the Company Agreements, to the extent a party thereto, the consummation of the transactions contemplated by this Agreement, and the sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act, the Exchange Act, the 1940 Act, the Advisers Act and the rules and regulations of FINRA, (B) such approvals as have been obtained in connection with the approval of the listing of the Shares on The Nasdaq Global Market, subject to official notice of issuance, and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

(l) each of the Advisor and the Administrator owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted;

(m) neither the execution, delivery or performance by the Advisor of this Agreement, the Investment Advisory Agreement or the License Agreement, or the execution, delivery or performance by the Administrator of this Agreement or the Administration Agreement, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Advisor or Administrator, as applicable, pursuant to, (i) the Charter Documents of the Advisor or Administrator, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Advisor or Administrator, as applicable, is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Advisor or Administrator, as applicable, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Advisor or Administrator, as applicable, or any of their respective properties, except in the case of clauses (ii) and (iii) where such breach or violation, either singly or in the aggregate, would not reasonably be expected to have an Advisor/Administrator Material Adverse Effect;

(n) neither the Advisor nor the Administrator has taken, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and neither the Advisor nor the Administrator is aware of any such action taken or to be taken by any affiliates of the Advisor or the Administrator;

(o) the operations of the Advisor or the Administrator are and have been conducted at all times in compliance with applicable Money Laundering Laws, except for any such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Advisor or the Administrator with respect to the Money Laundering Laws is pending or, to the knowledge of the Advisor or the Administrator, threatened;

(p) the Advisor maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;

(q) the Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(r) the description of each of the Advisor and the Administrator and its business, and the statements attributable to the Advisor and the Administrator, in each of the Registration Statement, the Preliminary Prospectus and the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(s) neither the Advisor nor the Administrator is, and after giving effect to the offering and sale of Shares and the application of the proceeds thereof as described in the Registration Statement, the Preliminary Prospectus and the Prospectus will be, required to register as an “investment company” (as defined in the 1940 Act);

(t) each of the Advisor and the Administrator maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Advisor and the Administrator against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; and

(u) any certificate signed by any officer of the Advisor or the Administrator and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Advisor or the Administrator, as applicable, to the Underwriters as to matters covered thereby.

5. Certain Covenants of the Company, the Advisor and the Administrator:

The Company hereby agrees, and the Advisor and the Administrator jointly and severally agree, with each Underwriter:

(a) to use commercially reasonable efforts to furnish such information as may be required and otherwise to cooperate with the Underwriters in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications in effect as long as requested by the Representatives for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation, to subject itself to taxation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares);

(b) that if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, when such post-effective amendment has become effective;

(c) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 497 of the Securities Act Regulations within the applicable time period prescribed for such filing by Rule 497 of the Securities Act and will provide evidence satisfactory to the Representatives of such timely filing; and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree) to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(d) to advise the Representatives immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus, or for additional information with respect thereto, (ii) when, prior to the termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iv) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement that becomes known to the Company, or (v) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Shares contemplated herein; and, so long as a prospectus is required to be delivered in connection with the offering of the Shares (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations) (the “Prospectus Delivery Period”), to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus or the Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

(e) to furnish to the Representatives for a period of three years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, FINRA or any securities exchange, and (iii) such other information as the Representatives may reasonably request regarding the Company and the Subsidiaries (provided, however, that in each case of (i), (ii) and (iii), the filing of same with EDGAR or any successor system of the Commission shall be deemed to satisfy the obligation to furnish any material required to be furnished hereunder);

(f) to advise the Underwriters promptly of the happening of any event or development known to the Company within the Prospectus Delivery Period which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, (i) would require the making of any change in the Preliminary Prospectus or the Prospectus so that the Preliminary Prospectus or the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) would make it necessary to amend or supplement the Preliminary Prospectus or the Prospectus in order to comply with any law and, in each case, during such time, to promptly prepare and furnish to the Representatives copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment or supplement to the Preliminary Prospectus or the Prospectus so that the Preliminary Prospectus or the Prospectus as so amended or supplemented will not when it (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations) is so delivered, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or so that the Preliminary Prospectus or the Prospectus will comply with applicable law;

(g) to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus contemplated by Section 5(f);

(h) within the Prospectus Delivery Period, other than an amendment or supplement consisting solely of a document required to be filed under the Exchange Act following the Closing Date, prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus to furnish a copy thereof to the Representatives and counsel for the Underwriters and to obtain the consent of the Representatives (which consent shall not be unreasonably withheld or delayed) to the filing;

(i) to furnish promptly to the Representatives a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith) and such number of conformed copies of the foregoing (without exhibits thereto) as the Representatives may reasonably request;

(j) to furnish to the Representatives, not less than two business days before filing with the Commission, during the period referred to in paragraph (f) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during the period of two years hereafter to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

(k) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus;

(l) to make generally available to its security holders and to deliver to the Representatives as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration

Statement, an earnings statement complying with the provisions of the last paragraph of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the effective date of the Registration Statement;

(m) to use its commercially reasonable efforts to effect the listing of the Shares on The Nasdaq Global Market;

(n) to take all necessary actions to ensure that, upon the approval of The Nasdaq Global Market of the Shares for listing, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are currently in effect;

(o) to take all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder that are currently in effect;

(p) to engage and maintain, at its expense, a registrar and transfer agent for the Shares so long as the Shares remain listed on any national securities exchange;

(q) to refrain, from the date hereof until 180 days after the date of the Prospectus, without the prior written consent of the Representatives, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing (other than any Rule 426(b) Registration Statement filed to register the Shares to be sold to the Underwriters pursuant to this Agreement), or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, or (B) any shares of Common Stock issued by the Company pursuant to any dividend reinvestment plan of the Company in effect at the Initial Sale Time;

(r) not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares or (ii) sell, bid for, purchase or pay anyone (other than the Underwriters) any compensation for soliciting purchases of the Shares;

(s) to cause each of the persons listed on Schedule III hereto to furnish to the Representatives, prior to the Initial Sale Time, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Letter Agreement”);

(t) that the Company and its Subsidiaries shall obtain or maintain, as appropriate, directors and officers liability insurance in an amount deemed advisable by the Company in its reasonable discretion;

(u) that the Company, during a period of two years from the effective date of the Registration Statement, will continue to use its reasonable best efforts to maintain its status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision;

(v) that the Company will comply with all of the provisions of any undertakings in the Registration Statement;

(w) that the Company will use its reasonable best efforts to meet the requirements to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code with respect to any fiscal year in which the Company is a BDC; and

(x) before using, approving or referring to any Roadshow Material, the Company will furnish to the Representatives and counsel for the Underwriters a copy of such material for review and will not use, approve or refer to any such material to which the Representatives reasonably object.

6. Payment of Expenses:

(a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Preliminary Prospectus and any other preliminary prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers), (v) filing for review of the public offering of the Shares by FINRA (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the listing of the Shares on The Nasdaq Global Market, (viii) making road show presentations with respect to the offering of the Shares, (ix) preparing and distributing copies of the transaction documents for the Representatives and their legal counsel and (x) performing the Company’s other obligations hereunder. Upon the request of the Representatives, the Company will provide funds in advance for FINRA filing fees.

(b) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodation, travel and fees and disbursements of Underwriters’ counsel, and any other advisors, accountants, appraisers, etc.) reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

7. Conditions of the Underwriters’ Obligations:

The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Option Closing Time, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder as of the Initial Sale Time and at the Closing Time, and on each Option Closing Time, as applicable, the performance by the Company of its obligations hereunder and to the satisfaction of the following further conditions at the Closing Time or on each Option Closing Time, as applicable:

(a) the Company shall furnish to the Underwriters at the Closing Time and on each Option Closing Time (i) an opinion of Sullivan & Cromwell LLP, counsel for the Company and the Subsidiaries, addressed to the Underwriters and dated the Closing Time and such Option Closing Time, substantially in the form in Exhibit B-1, and (ii) an opinion of Dechert LLP, special counsel for the Company and the Subsidiaries, addressed to the Underwriters and dated the Closing Time and such Option Closing Time, substantially in the form in Exhibit B-2;

(b) the Representatives shall have received from McGladrey & Pullen LLP letters dated, respectively: (i) the date of the Preliminary Prospectus as most recently amended or supplemented immediately prior to the Initial Sale Time; (ii) the date of this

Agreement; (iii) the Closing Time; and (iv) each Option Closing Time (if any), and addressed to the Representatives, in form and substance satisfactory to the Representatives, containing statements and information of the type specified in AU Section 634 “Letters for Underwriters and Certain other Requesting Parties” issued by the American Institute of Certified Public Accountants with respect to the financial statements, including any pro forma financial statements, and certain financial information of the Company and the Subsidiaries included in the Registration Statement, the Preliminary Prospectus and the Prospectus, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, however, that the letters delivered at the Closing Time and each Option Closing Time (if any) shall use a “cut-off” date no more than three business days prior to such date of the Preliminary Prospectus, the Closing Time or such Option Closing Time, as the case may be;

(c) the Representatives shall have received at the Closing Time and on each Option Closing Time the favorable opinion of Nelson Mullins Riley & Scarborough LLP, dated the Closing Time or such Option Closing Time, addressed to the Representatives and in form and substance satisfactory to the Representatives;

(d) the Registration Statement shall have become effective not later than 5:00 p.m., New York City time, on the date of this Agreement, or such later time and date as the Representatives shall approve;

(e) no amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall have been filed to which the Underwriters shall have reasonably objected in writing;

(f) prior to the Closing Time and each Option Closing Time: (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(g) all filings with the Commission required by Rule 497 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule 497;

(h) between the time of execution of this Agreement and the Closing Time or the relevant Option Closing Time, there shall not have been any Material Adverse Change or Advisor/Administrator Material Adverse Effect;

(i) the Shares shall have been approved for listing on The Nasdaq Global Market, subject to official notice of issuance;

(j) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements;

(k) the Representatives shall have received Lock-Up Letter Agreements contemplated by Section 5(s) of this Agreement and such Lock-Up Letter Agreements shall be in full force and effect;

(l) the Company will have delivered, at the Closing Time and on each Option Closing Time, to the Underwriters a certificate of the Company signed on its behalf by its Chief Executive Officer or Chief Financial Officer, to the effect that:

(i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Time or any Option Closing Time, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time or any Option Closing Time, as applicable;

(ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii) to the best of the signers’ knowledge, after reasonable investigation, when the Registration Statement became effective and at all times subsequent thereto up to the Closing Time or any Option Closing Time, as applicable, the representations and warranties in Sections 3(p), 3(q) and 3(r) were true and correct; and

(iv) subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, (d) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, or (e) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect; and

(m) the Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Preliminary Prospectus and the Prospectus, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Option Closing Time, as the Underwriters may reasonably request.

8. Termination:

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Option Closing Time, (i) if any of the conditions specified in Section 7 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus or the Prospectus, any Material Adverse Change, or material change in management of the Company or any Subsidiary, or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the judgment of the Representatives, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by The Nasdaq Global Market, or if trading generally on The Nasdaq Global Market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or by order of the Commission or any other Governmental Authority, or (v) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representatives, could reasonably be expected to have a material adverse effect on the securities markets in the United States.

If the Representatives elect to terminate this Agreement as provided in this Section 8, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Section 6 and Section 11 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

9. Increase in Underwriters’ Commitments:

If any Underwriter shall default at the Closing Time or on any Option Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representatives shall use reasonable efforts, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the

Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). If, during such 36-hour period, the Representatives shall not have made such arrangements, then the Company shall be entitled to a further period of 36 hours within which to make arrangements for another party or parties satisfactory to you to purchase the Defaulted Shares. Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of the total number of Shares to be purchased on such date, the Representatives may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Section 6 and Section 10 hereof shall at all times be effective and shall survive such termination.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

If a new underwriter or underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any underwriter substituted under this Section 9 with the same effect as if such substituted underwriter had originally been named in this Agreement.

10. Indemnity and Contribution by the Company and the Underwriters:

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof), the Preliminary Prospectus or the Prospectus, (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (iii) any omission or alleged omission from any such Preliminary Prospectus or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or (iv) any untrue statement or alleged untrue statement of any material fact contained in the Roadshow Material; except in each case of (i), (ii), (iii) and (iv) above insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with the information set forth in the last sentence of the first paragraph of Section 10(b). The indemnity agreement set forth in this Section 10(a) shall be in addition to any liability which the Company may otherwise have.

If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time after delivery of notice of such action or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.

(b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof), the Preliminary Prospectus or Prospectus, (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements therein not misleading, or (iii) any omission or alleged omission from any such Preliminary Prospectus or Prospectus of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Preliminary Prospectus or Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use therein. [The following statements under the caption “Underwriting” beginning on page [154] of the Preliminary Prospectus: (A) the third paragraph on page [154]; and (B) the [fifth] paragraph on page [155] of the Preliminary Prospectus beginning with “[t]he representatives of the underwriters may engage …” until and including the last bullet of that paragraph ending with “… at which a stabilizing bid is made” on page [156] of the Preliminary Prospectus (and the corresponding sections of the Prospectus, to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of Section 3(n), Section 3(o) and this Section 10.]

If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representatives in writing of the institution of such action, and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Representatives will not relieve the Representatives or any Underwriter of any obligation hereunder, except to the extent that the Representatives’ ability to defend is actually impaired by such failure or delay. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time after delivery of notice of such action or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representatives.

(c) If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 10 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable, subsection (c)(ii), above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

11. Survival:

The indemnity and contribution agreements contained in Section 10 and the covenants, warranties and representations of the Company contained in Section 3, Section 5 and Section 6 of this Agreement and the warranties and representations of the Advisor and the Administrator contained in Section 3, Section 4 and Section 5 shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

12. Duties:

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters); and (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests. The Company acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13. Notices:

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to the Representatives in care of UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Attention:             , with a copy to             ; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 2850 West Golf Road, Suite 520, Rolling Meadows, Illinois 60008, Attention: Chief Executive Officer.

14. Governing Law; Headings:

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15. Parties at Interest:

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 10 and Section 11 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16. Counterparts and Facsimile Signatures:

This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

[Remainder of Page Intentionally Left Blank]

If the foregoing correctly sets forth the understanding among the Company, the Advisor and the Administrator on the one hand, and the Underwriters on the other, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Advisor and the Administrator on the one hand, and each of the Underwriters on the other.

Very truly yours,

OFS CAPITAL CORPORATION

By:
By:
Title:

OFS CAPITAL MANAGEMENT, LLC

By:
By:
Title:

OFS CAPITAL SERVICES, LLC

By:
By:
Title:

[Signature Page to the Underwriting Agreement]

Accepted and agreed to as of the date first above written:

Morgan Stanley & Co. LLC
UBS Securities LLC
Barclays Capital Inc.
For themselves and as Representatives of the other
Underwriters named on Schedule I hereto.

MORGAN STANLEY & CO. LLC

By:
By:
Title:

UBS SECURITIES LLC

By:
By:
Title:

BARCLAYS CAPITAL INC.

By:
By:
Title:

[Signature Page to the Underwriting Agreement]

Schedule I

Underwriter	Number of Initial Shares to be Purchased
Morgan Stanley & Co. LLC	[ ¡ ]
UBS Securities LLC	[ ¡ ]
Barclays Capital Inc	[ ¡ ]

Total	[ ¡ ]

S-I

Schedule II

Pricing Information

[To come]

S-II

Schedule III

Orchard First Source Asset Management, LLC

Glenn R. Pittson

Bilal Rashid

Marc Abrams

Robert J. Cresci

Elaine E. Healy

Robert S. Palmer

Eric P. Rubenfeld

Bei Zhang

Richard S. Ressler

Jeffrey A. Cerny

Kathi J. Inorio

S-III

Exhibit A

Form of Lock-Up Letter Agreement

                         , 2012

Morgan Stanley & Co. LLC

UBS Securities LLC

Barclays Capital Inc.

as Representatives of the several Underwriters

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

The undersigned, a stockholder, executive officer and/or director of OFS Capital Corporation, a Delaware corporation (the “Company”), or a member of the Investment Committee of OFS Capital Management, LLC, a Delaware limited liability company and the Company’s investment adviser, is delivering this Lock-Up Letter Agreement (this “Agreement”) to you in connection with the proposed public offering (the “Offering”) by the Company, of its common stock, $0.01 par value per share (the “Common Stock”). As used in this Agreement, “Relevant Security” means the Common Stock and any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security (whether the undersigned now owns or hereafter acquires such Common Stock or other such equity security).

To induce you and any other underwriters for which you may act as representatives (collectively, the “Underwriters”) to underwrite the Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC, UBS Securities LLC and Barclays Capital Inc. (the “Representatives”), during the period from the date hereof until [two (2) years]1 [one hundred eighty (180) days]2 from the date of the final prospectus for the Offering (the “Lock-Up Period”), the undersigned:

(x)	will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, hypothecate, pledge, borrow or otherwise dispose of or agree to dispose of, any Relevant Security, and

(y)	will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequences of ownership of any Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration;

[1]	With respect to OFSAM.
[2]	With respect to executive officers, directors and members of the investment committee.

or publicly announce any intention to effect any transaction specified in clause (x) or (y); provided, however, that restrictions described in clauses (x) and (y) do not apply to:

(a)	transfers of shares of Common Stock (1) as a gift or for no consideration, by will or intestacy, (2) as a distribution to partners, members or shareholders of the undersigned, or (3) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that (i) each transferee agrees to be subject to the restrictions described in clauses (x) and (y) above and (ii) no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period set forth in the forgoing sentence.

(b)	the sale of shares of Common Stock by the Company to the Underwriters or the sale of shares of Common Stock by the undersigned to the Underwriters; or

(c)	the issuance of shares of Common Stock by the Company upon the exercise of stock options.

In addition, if (1) during the last 17 days of the Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) before the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended, and the restrictions imposed by this Agreement shall continue to apply, until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representatives waive, in writing, such extension. In the event of any extension of the Lock-Up Period, the Representatives shall provide written notice of such extension to the undersigned.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of the Representatives, during the Lock-Up Period the undersigned:

(i)	other than in the undersigned’s capacity as an officer and/or director (if applicable) in connection with the Offering, will not file or participate in the filing with the Securities and Exchange Commission (“SEC”) of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security; and

(ii)	will not exercise any rights the undersigned may have to require registration with the SEC of any proposed offering or sale of a Relevant Security.

If (a) the Company notifies you in writing (which shall include notice provided by email with confirmed receipt) that it does not intend to proceed with the Offering, (b) the registration statement filed with the SEC with respect to the Offering is withdrawn or (c) the underwriting agreement with respect to the Offering is terminated before the sale of any shares of Common Stock to the Underwriters, this Agreement shall terminate on such date and the undersigned shall be released from the undersigned’s obligations under this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents reasonably necessary in connection with enforcement of this Agreement. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The exchange of copies of this Agreement and of signature pages by facsimile transmission or by e-mail delivery of a “.pdf” or other electronic format data file shall constitute effective execution and delivery of this Agreement as to the parties, shall be deemed to be their original signatures for all purposes and may be used in lieu of the original Agreement for all purposes.

Yours very truly,

Name:	Signature
Please print

Exhibit B-1

[Opinion provided by S&C]

B-1

Exhibit B-2

[Opinion provided by Dechert]

B-2